FOLEY & LARDNER LLP ATTORNEYS AT LAW
402 W. Broadway, Suite 2300 San Diego, CA 92101-3542 619.234.6655 TEL 619.234.3510 FAX www.foley.com
March 14, 2006
CLIENT/MATTER NUMBER 051618-0104

IT&E International Group, Inc.
505 Lomas Santa Fe Drive, Suite 200
Solana Beach, CA 92075

Ladies and Gentlemen:

        We have acted as counsel for IT&E International Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Form S-8 Registration Statement (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 25,000,000 shares of the Company’s common stock, $0.001 par value per share, which may be issued under the Company’s 2005 Equity Incentive Plan (the “Plan”).

        In this regard, we have examined: (a) the Plan; (b) a signed copy of the Registration Statement; (c) the Company’s Certificate of Incorporation and Bylaws; (d) resolutions of the Company’s Board of Directors relating to the Plan; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion.

        Based upon the foregoing, we are of the opinion that:

1.	The Company is a corporation validly existing under the laws of the State of Delaware.

2.	The shares of common stock, when issued by the Company in the manner contemplated in the Plan, as the case may be, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Yours truly, /s/ Foley & Lardner LLP FOLEY & LARDNER LLP

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